EXHIBIT 10.3

JOINDER AND COUNTERPART SIGNATURE PAGE OF
REGISTRATION RIGHTS AGREEMENT OF
LIPIMETIX DEVELOPMENT, INC.

As of August 11, 2017, the undersigned has executed this counterpart signature to the Registration Rights Agreement entered into as of August 25, 2016, by and among the Company, the Common Holders and the Investors (as such terms are defined therein), and does hereby agree to be bound by all of the obligations as an “Investor” thereunder and the terms thereof as though originally an Investor thereto.

CAPSTONE THERAPEUTICS CORP.,

a Delaware corporation

By: /s/ Leslie M. Taeger

Name: Leslie M. Taeger

Title: CFO